Exhibit 10.2

AGREEMENT TO PROVIDE SERVICES

This Services Provision Agreement (the “Agreement”) dated this 1st day of June, 2012.

BETWEEN:	Mighty Mekong Agro Industries Co. Ltd. (the “Purchaser”)

AND:	Ecologica Co. Ltd. (the “Vendor”)

1. SUBJECT-MATTER

1.1 The Purchaser agrees to receive and the Vendor agrees to provide, the services as outlined in “Appendix A” (see attached).

2. FEE FOR SERVICES

2.1 The Purchaser agrees to a fee for services provided, as per “Appendix A”, in the amount of $7,000 US per month.

3. TERMS OF PAYMENT

3.1 The Vendor will issue an invoice to the Purchaser at the end of each month.

3.2 Upon receipt of the invoice the Purchaser shall make payment by way of wire transfer to a bank account designated by the Vendor.

4. ADDITIONAL COSTS

4.1 The Vendor further agrees pay various monthly operating expenses, as agreed by both parties, on behalf of the Purchaser. These expenses will be reimbursed to the Vendor subject to the same payment terms as outlined in paragraph #3 above.

5. TERM

5.1 This agreement shall commence effective June 1, 2012. The term will be for a period of twelve months.

5.2 With approval of both parties this agreement will renew for additional twelve month periods thereafter.

6. MISCELLANEOUS

6.1 Should any issues arise during the term of this agreement, both parties agree to act in the spirit of good faith to resolve them.

7. SIGNATURES

Executed on June 1, 2012.

Signed and Delivered in the Presence of:

VENDOR	PURCHASER

/s/ Authorized Signatory	/s/ Authorized Signatory
Authorized Signature	Authorized Signature

APPENDIX A

Preparation Phase

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The preparation of a realistic and detailed implementation plan for the Cambodian Project. Ensuring that the implementation plans are complete, practical and appropriate to Cambodian conditions and ensuring that all sub contractors identified are equipped with the capacity to implement works.

-	ECOLOGICA will facilitate coordination between Stevia Nutra and Cambodian individuals, institutions and companies.

Implementation Phase

ECOLOGICA will provide Stevia Nutra Corp. with the following resources for the duration of its project;

a.	Office and administration support – An office will be allocated for administrative and reporting purposes with receptionist on hand to collect faxes and undertake office administration activities.

b.	Customs clearance and logistics – Full access to logistics services providing shipping, warehousing, freight forwarding and local transportation services.

c.	Human resource management – Provide management of local personnel including identification, selection, payroll, compatibility with local laws etc.

d.	Local negotiations and on site works – Managing contractors and quality control of works to be done.

e.	Monthly accounting services for Mighty Mekong Agro Industries Co. Ltd. This includes only the administrative works.

f.	Agriculture Advisor – With extensive local plantation experience

g.	Agronomist – Provide experienced and educated agronomist on site.

h.	Domestic Helper – Domestic cleaning for management household.